UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 4, 2026, Glucotrack, Inc. (the “Company”) entered into a series of definitive agreements providing for (i) a follow-on investment in the Company’s existing bridge financing (the “Bridge Follow-On”) and (ii) an interim private placement (the “Interim PIPE” and, together with the Bridge Follow-On, the “Follow-On Financing”). This section describes the material provisions of the Follow-On Financing but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K. Unless otherwise defined herein, capitalized terms used below have the meanings ascribed to them in the applicable Follow-On Financing agreements.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2026, on July 14, 2026, the Company entered into a Securities Purchase Agreement (the “Existing SPA”) with certain investors (the “Existing Bridge Investors”) pursuant to which the Company issued to the Existing Bridge Investors senior secured convertible promissory notes (the “Bridge Notes”) and common stock purchase warrants (the “Bridge Warrants”) for gross proceeds of approximately $4.45 million (such transactions, the “Bridge Financing”). In connection with the Bridge Financing, the Company also entered into a related Security Agreement (the “Security Agreement,” and together with the Existing SPA, the Bridge Notes, the Bridge Warrants and any other documents or agreements executed or delivered in connection therewith, the “Bridge Documents”).

Bridge Follow-On

On August 4, 2026, certain investors (collectively, the “New Investors”) entered into a joinder to participate in the Bridge Financing. Pursuant to the joinder, the New Investors joined the Existing SPA and the Security Agreement and agreed to invest an aggregate of $3,500,000 in the Bridge Follow-On, in exchange for the issuance of Follow-On Bridge Notes and Follow-On Bridge Warrants (each as defined below). The Existing Bridge Investors constituting the Requisite Holders (as defined in the Existing SPA) consented to the Bridge Follow-On and the Interim PIPE, and waived all applicable provisions of the Bridge Documents (and any other documents to which they and the Company are party) otherwise triggered or affected by the Follow-On Financing.

Follow-On Bridge Notes

On August 4, 2026, the Company issued to the New Investors senior secured convertible promissory notes in substantially identical form to the Bridge Notes (the “Follow-On Bridge Notes”) in the aggregate principal amount of $3,500,000, with an aggregate face amount of $4,487,179, reflecting a 22% original issue discount. The Follow-On Bridge Notes bear interest at the rate of 8% per annum on the outstanding principal amount and mature nine (9) months from July 14, 2026. Following the occurrence of any Event of Default (as defined in the Follow-On Bridge Notes), the outstanding principal amount, together with any past due and unpaid interest, will bear interest at a rate of 18% per annum until paid in full. The Follow-On Bridge Notes are secured by a first-priority security interest in the assets of the Company and its subsidiaries (excluding the Operating Sub Assets (as defined in the Existing SPA)) on the same basis as the Bridge Notes under the Security Agreement.

The Follow-On Bridge Notes are not convertible until the Company obtains stockholder approval of the issuance of the underlying common stock, par value $0.001 per share (“Common Stock”), in accordance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approval”). Following Stockholder Approval, the Follow-On Bridge Notes are convertible, in whole or in part, at any time on or after the issuance date, at a conversion price equal to the lower of (i) the Nasdaq Minimum Price (as defined in the Existing SPA) and (ii) 80% of the lowest daily volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the applicable conversion notice, subject in each case to a floor price equal to 20% of the Nasdaq Minimum Price. The conversion price and floor price are subject to customary adjustment for stock splits, stock dividends, reclassifications, dilutive issuances, share combination events, and reorganization or change of control transactions.

Follow-On Bridge Warrants

On August 4, 2026, the Company also issued to the New Investors Common Stock purchase warrants in substantially identical form to the Bridge Warrants (the “Follow-On Bridge Warrants”) exercisable for a number of shares of Common Stock equal to 125% of the aggregate principal amount of the Follow-On Bridge Notes divided by the exercise price (i.e., $4,375,000 divided by the exercise price). The Follow-On Bridge Warrants are not exercisable until the Company obtains the Stockholder Approval. Following the Stockholder Approval, the Follow-On Bridge Warrants are exercisable for a period of five (5) years from the date of issuance and have an exercise price per share equal to $35,000,000 divided by the number of outstanding shares of Common Stock, subject to a floor price equal to 20% of the Nasdaq Minimum Price. Subject to the Stockholder Approval, the floor price is subject to reset if the volume-weighted average price of the Common Stock is below the floor price for ten (10) consecutive trading days.

The Bridge Financing Documents (as defined in the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2026), including the Existing SPA, the Bridge Notes, the Bridge Warrants and the Security Agreement, otherwise continue in full force and effect, as amended and supplemented by the Follow-On Bridge Notes and the Follow-On Bridge Warrants.

Copies of the form of Follow-On Bridge Note and the form of Follow-On Bridge Warrant are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of each such agreement is qualified in its entirety by reference to the full text thereof.

Interim PIPE

Securities Purchase Agreement

On August 4, 2026, the Company entered into a Securities Purchase Agreement (the “Interim PIPE SPA”) with an investor (the “PIPE Purchaser”) for a private placement of securities (the “Interim PIPE”). At the closing, the Company issued 2,666,667 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,666,667 shares of Common Stock (the “Pre-Funded Warrant Shares”), at a purchase price of $0.75 per warrant less the exercise price per Pre-Funded Warrant of $0.0001 per share (the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), and Common Stock purchase warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase 2,666,667 shares (the “Warrant Shares”) of Common Stock, at an exercise price of $1.50 per Warrant Share, for aggregate gross proceeds to the Company of $2,000,000.

The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full. The Common Warrants are exercisable immediately upon issuance and have a term of exercise of five (5) years, and are subject to a floor price equal to 20% of the closing price of the Common Stock on the date of issuance of the Common Warrant.

The exercise of the Warrants is subject to a beneficial ownership limitation of 4.99% (or, at the election of the PIPE Purchaser, 9.99%) of the outstanding Common Stock. The Interim PIPE SPA contains customary representations, warranties and covenants of the Company and the PIPE Purchaser and customary indemnification provisions in favor of the PIPE Purchaser.

Registration Rights Agreement

In connection with the Interim PIPE SPA, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PIPE Purchaser, pursuant to which the Company agreed to prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale by the PIPE Purchaser of the Pre-Funded Warrant Shares and the Warrant Shares (collectively, the “Registrable Securities”) on or prior to the 30th calendar day following the date of the Registration Rights Agreement. The Company is required to use commercially reasonable efforts to have the Registration Statement declared effective as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following the date of the Registration Rights Agreement (or the 90th calendar day in the event of a “full review” by the SEC). The Registration Rights Agreement contains customary representations, warranties, covenants and indemnification provisions.

Copies of the Interim PIPE SPA, the form of Common Warrant, the form of Pre-Funded Warrant, and the Registration Rights Agreement are filed as Exhibits 10.1, 4.3, 4.4 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of each such agreement is qualified in its entirety by reference to the full text thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the caption “Bridge Follow-On” is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The Follow-On Bridge Notes and Follow-On Bridge Warrants (and the shares of Common Stock issuable upon conversion of the Follow-On Bridge Notes and exercise of the Follow-On Bridge Warrants) were, or in the case of the underlying shares, will be, issued and sold by the Company to the New Investors in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

In the Interim PIPE SPA, the PIPE Purchaser represented to the Company, among other things, that he is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants and the Warrant Shares issued and sold, or issuable, pursuant to the Interim PIPE SPA were issued and sold, or will be issued, by the Company to the PIPE Purchaser in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 7.01. Regulation FD Disclosure.

On August 5, 2026, the Company issued a press release announcing the closing of the Follow-On Financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Follow-On Bridge Note, dated August 4, 2026
4.2	Form of Follow-On Bridge Warrant, dated August 4, 2026
4.3	Form of Common Warrant, dated August 4, 2026
4.4	Form of Pre-Funded Warrant, dated August 4, 2026
10.1	Securities Purchase Agreement, dated August 4, 2026, by and between Glucotrack, Inc. and the PIPE Purchaser
10.2	Registration Rights Agreement, dated August 4, 2026, by and between Glucotrack, Inc. and the PIPE Purchaser
99.1	Press Release, dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

GLUCOTRACK, INC.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer